UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 14, 2018

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FleetCor Technologies, Inc.
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(Exact name of registrant as specified in its charter)

Delaware	001-35004	72-1074903
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5445 Triangle Parkway, Suite 400, Peachtree Corners, Georgia		30092
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (770) 449-0479
Not Applicable

Former name or former address, if changed since last report
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¬	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¬	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¬	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¬	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.
On December 14, 2018, FLEETCOR Technologies, Inc. (the “Company”) executed an accelerated share repurchase (“ASR”) agreement to repurchase $220 million of its outstanding common stock. Pursuant to the ASR Agreement, approximately 85% of the shares expected to be repurchased will be received by the Company on December 18, 2018. The total number of shares ultimately repurchased under the ASR program will be determined upon final settlement and will be based on a discount to the volume-weighted average price of the Company’s common stock during the ASR period. The Company anticipates that all repurchases under the ASR will be completed by the end of the first quarter of 2019.
On December 17, 2017, the Company issued a press release announcing the ASR program.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibit 99.1. FleetCor Technologies, Inc. press release dated December 17, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FleetCor Technologies, Inc.

December 17, 2018	By: /s/ Eric R. Dey
Eric R. Dey
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	FleetCor Technologies, Inc. press release dated December 17, 2018.